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                                                                    Exhibit i.1d

Steve Suleski
Vice President
Office of General Counsel
Phone:  608.231.7653
Fax:    608.236.7653
E-mail: steve.suleski@cunamutual.com

                                                              February 28, 2008

MEMBERS Mutual Funds
5910 Mineral Point Road
Madison, Wisconsin  53705

     Re: Opinion of Counsel - MEMBERS Mutual Funds
         Post-Effective Amendment for Class C Shares
         File Nos. 333-29511 and 811-08261

Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A (Registration Nos. 333-29511; 811-08261) (the "Registration Statement") relating to the new Class C shares (the "Shares") of the Conservative Allocation Fund, Moderate Allocation Fund and Aggressive Allocation Fund (collectively, the "Funds"), each a series of the MEMBERS Mutual Funds, a business trust organized under the laws of the State of Delaware (the "Company"), in the manner set forth in the Registration Statement (and the Prospectus of the Funds included therein).

     We have examined: (a) the Registration Statement (and the Prospectus of the Funds included therein), (b) the Company's Amended and Restated Declaration of Trust, (c) certain resolutions of the Company's Board of Trustees, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                        Very truly yours,


                                        /s/ Steven R. Suleski
                                        Steven R. Suleski
                                        Vice President and Associate General
                                        Counsel